Exhibit 16.1

March 18, 2015

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C.  20549

Dear Sirs:

We have read the statements included under Item 9B in the Annual Report on Form 10-K for the year ended December 31, 2014 of Manhattan Bridge Capital, Inc. to be filed with the Securities and Exchange Commission and we agree with such statements as they relate to our firm.

Yours truly,

/s/ Hoberman, Goldstein & Lesser, P.C.

Hoberman, Goldstein & Lesser, P.C.

226 West 26th Street | New York, NY 10001-6785 | (212) 463-0900 | Fax: (212) 691-6452 | www.hmgl.com